Exhibit 10.oo
AMENDMENT TO
AMENDED AND RESTATED CONTINUITY AGREEMENT
     THIS FIRST AMENDMENT TO AMENDED AND RESTATED CONTINUITY AGREEMENT (this “Amendment”) is made as of February 15, 2008, by and between HUBBELL INCORPORATED, a Connecticut corporation (the “Company”) and James H. Biggart (“Executive”). Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement (as defined below).
     WHEREAS, on November 1, 2007 the Company entered into an Amended and Restated Continuity Agreement with Executive (the “Agreement”); and
     WHEREAS, pursuant to Section 14 of the Agreement, the Agreement may be amended by a writing signed by Executive and an officer of the Company specifically designated by the Compensation Committee of the Board of Directors of the Company (the “Committee”); and
     WHEREAS, the Company and Executive desire to amend the Agreement as set forth herein.
     NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are herby acknowledged, the parties hereto hereby amend the Agreement as follows:
1.	Section 4(b)(iii) of the Agreement is amended and restated in its entirety to read as follows:
     “(iii) continued medical, dental, vision, and life insurance coverage (excluding accident, death, and disability insurance) for the Executive and the Executive’s eligible dependents or, to the extent such coverage is not commercially available, such other arrangements reasonably acceptable to the Executive, on the same basis as in effect prior to the Change in Control or the Executive’s Termination, whichever is deemed to provide for more substantial benefits, for a period ending on the third anniversary of the date of the Executive’s Termination (the “Continuation Period”); in addition, the Executive and the Executive’s eligible dependents shall continue at all times to be eligible for benefits pursuant to the terms of the Company’s Key Employee Supplemental Medical Plan, on the same basis as in effect prior to the Change in Control or the Executive’s Termination, whichever is deemed to provide for more substantial benefits. The amount of benefits the Executive receives hereunder in any one year shall not affect the amount of benefits he may receive in any subsequent year; and”
2.	This Amendment shall be and is hereby incorporated in and forms a part of the Agreement.

3.	This Amendment shall be effective as of the date first written above.

4.	Except as set forth herein, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the Company and Executive have executed this Amendment, to be effective as of the day and year first written above.

EXECUTIVE	Hubbell Incorporated

/s/James H. Biggart	By:	/s/Richard W. Davies

James H. Biggart	Name: Richard W. Davies
Title: V.P., General Counsel & Secretary

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